EXHIBIT 1

OPERATING AGREEMENT

FOR

PERFORMANCE CAPITAL MANAGEMENT, LLC
A CALIFORNIA LIMITED LIABILITY COMPANY

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

OPERATING AGREEMENT
FOR
PERFORMANCE CAPITAL MANAGEMENT, LLC
A CALIFORNIA LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT ("Agreement") is made as of July _ , 2001, by and among PERFORMANCE ASSET MANAGEMENT FUND, LTD., a California limited partnership, PERFORMANCE ASSET MANAGEMENT FUND II, LTD., a California limited partnership, PERFORMANCE ASSET MANAGEMENT FUND III, LTD., a California limited partnership, PERFORMANCE ASSET MANAGEMENT FUND IV, LTD., a California limited partnership, and PERFORMANCE ASSET MANAGEMENT FUND V, LTD., a California limited partnership, with reference to the following facts:

RECITALS

A.           On July__, 2001, Articles of Organization for Performance Capital Management, LLC, a California limited liability company (the "Company"), were filed with the California Secretary of State.

B.           The Members (as hereinafter defined) desire to adopt and approve an operating agreement for the Company to establish their rights and responsibilities and to govern their relationships.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

ARTICLE I  -  DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.1           "Act" shall mean the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time to time.

1.2           "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) decrease such deficit by (i) the amount, if any, that such Member is obligated to contribute upon liquidation of such Member's Membership Interest, and (ii) any amounts that such Member is deemed to be obligated to restore pursuant to Regulation Section l.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(l); and

(b) increase such deficit by such Member's share of the items described in Regulation Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.3           "Affiliate" shall mean any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

1.4           "Agreement" shall mean this Operating Agreement, as originally executed and as amended and/or restated from time to time.

1.5           "Applicable Law" shall mean, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property and all judgments applicable to such Person.

1.6           "Approval of the Board of Directors" and "Approved by the Board of Directors" shall mean an affirmative vote by a majority of the number of Directors present at a meeting duly held at which a quorum is present or a consent in writing by a number of Directors sufficient to approve such action at a meeting at which all Directors are present.

1.7           "Articles" shall mean the Articles of Organization for the Company originally filed with the California Secretary of State on July _, 2001, as the same shall be amended and/or restated from time to time.

1.8           "Bankruptcy" shall mean, with respect to any Person, when (a) such Person shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (b) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed or undischarged for a period of sixty (60) days; or (c) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

1.9           "Board of Directors" shall mean the Board of Directors of the Company created pursuant to Article V.

1.10         "Business Day" shall mean any day other than Saturday, Sunday, and any other day on which banks in California are not open for business.

1.11         "Capital Account" shall mean with respect to any Member the capital account that the Company establishes and maintains for such Member pursuant to Section 3.3.

1.12         "Capital Contribution" shall mean the total value of cash and fair market value (as determined by the Board of Directors) of property contributed to the Company by a Member, with the initial Capital Contribution of each Member set forth on Exhibit A.

1.13         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law and to the extent applicable, the Regulations.

1.14         "Company" shall mean Performance Capital Management, LLC, a California limited liability company.

1.15         "Company Minimum Gain" shall have the meaning set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d)(l) for the phrase "partnership minimum gain."

1.16         "Corporations Code" shall mean the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

1.17         "Economic Interest" shall mean an interest in the profits, losses and distributions of the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member including, without limitation, the right to vote or participate in the management or, except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of Company.

1.18         "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

1.19         "Effective Date" shall mean the date of this Agreement.

1.20         "Effective Date Unreturned Capital" shall mean, with respect to each Member, the amount of each such Member's unreturned Capital Contributions as of the Effective Date. The Effective Date Unreturned Capital of the Members is set forth on Exhibit D. After the completion of the transfers contemplated by Section 6.5 below, the Effective Date Unreturned Capital of the Members shall be as set forth on Exhibit D-1.

1.21         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.22         "Expenses" shall include, without limitation, attorneys' fees, disbursements and retainers, court costs, transcript costs, fees of accountants, experts and witnesses, travel expenses, duplicating costs, printing and binding costs', telephone charges, postage, delivery service fees, and all other expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or other participant in a Proceeding.

1.23         "Family Member" shall include any child, grandchild, parent, spouse, former spouse, grandparent, sibling (in each case, including adoptive or step relationships), trust in which any of the foregoing persons have more than a 50% beneficial interest, and any other entity in which any of the foregoing persons own a controlling person.

1.24         "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services with respect to which a Person is liable, contingent or otherwise, as obligor or otherwise (other than obligations to trade creditors incurred in the ordinary course of business which are not more than 30 days past due), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, (vi) any unsatisfied obligation for "withdrawal liability" to a "multi-employer plan" as such terms are defined under ERISA or for other liabilities under Title IV of ERISA, and (vii) any indebtedness of another described in (i) through (vi) above guaranteed in any manner by such Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse) or which is secured by a lien or encumbrance on such Person's assets to the extent of the indebtedness guaranteed or the assets subject to such lien or encumbrance.

1.25         "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles or this Agreement, or is an assignee who has become a Member in accordance with Article VI, and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

1.26         "Member Minimum Gain" shall mean minimum gain attributable to a Member Nonrecourse Debt determined in accordance with Regulation Section 1.704-2(1) with respect to "partner nonrecourse debt minimum gain."

1.27         "Member Nonrecourse Debt" shall have the meaning set forth in Regulation Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

1.28         "Member Nonrecourse Deductions" shall have the meaning set forth in Regulation Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

1.29         "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management and the right to receive information concerning the business and affairs of the Company.

1.30         "Net Profits" and "Net Losses" shall mean the net profits and net losses, respectively, of the Company, as determined for book purposes in accordance with Section .

1.704-1(b)(iv) of the Regulations (and for these purposes, Nonrecourse Deductions shall be treated in the same manner as other deductions).

1.3           "Nonrecourse Deductions" shall mean deductions as described in Regulation Section 1.704-2(b)(1).

1.32         "Percentage Interest" shall mean, as of any date and with respect to each Member, that fraction, expressed as a percentage, having as its numerator the number of LLC Units then held by such Member and having as its denominator the number of LLC Units then held by all Members. The Percentage Interest of each Member as of the date hereof is set forth on Exhibit C. The Company shall update Exhibit C from time to time.

1.33         "Person" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

1.34         "Plan of Reorganization" shall mean that certain Joint Plan of Reorganization for Performance Asset Management Fund, Ltd., a California limited Partnership, Performance Asset Management Fund II, Ltd., a California limited Partnership, Performance Asset Management Fund III, Ltd., a California limited partnership, Performance Asset Management Fund IV, Ltd., a California limited partnership, Performance Asset Management Fund V, Ltd., a California limited partnership, and Performance Capital Management, Inc., a California corporation, that was confirmed by the United States Bankruptcy Court on_________, 2001.

1.35         "Proceeding" shall mean any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal administrative or investigative in nature, except a proceeding initiated by a Person pursuant to Section 9.4.2 of this Agreement to enforce such Person's rights under this Agreement.

1.36         "Regulations" shall mean, unless the context clearly indicates otherwise, the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

1.37         "Substantial Assets" shall mean assets valued in excess of $50,000.

1.38         "Transfer" shall mean, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, disposal, loan, gift, levy or other transfer, and, when used as a verb, to sell, hypothecate, pledge, assign, attach, dispose, loan, gift, levy or otherwise transfer.

ARTICLE II  - ORGANIZATIONAL MATTERS

2.1           Formation. Pursuant to the Act, the Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2           Name. The name of the Company is "Performance Capital Management, LLC." The business of the Company may be conducted under that name or, upon compliance with Applicable Law, any other name that the Company deems appropriate or advisable.

2.3           Term. The term of the Company commenced on July__, 2001, and the Company will continue and have perpetual existence unless it is sooner dissolved as provided in this Agreement.

2.4           Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be as Approved by the Board of Directors. The Company also may have such offices, anywhere within and without the State of California, as Approved by the Board of Directors. The registered agent shall be as stated in the Articles or as otherwise Approved by the Board of Directors.

2.5           Addresses of the Members. The respective addresses of the Members are set forth on Exhibit A.

2.6           Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.

2.7           Management of the Company. The Company shall be governed and managed by the Board of Directors, the members of which shall constitute managers of the Company for purposes of the Act.

2.8           Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, regardless of whether that debt, obligation, or liability arises in contract, tort or otherwise.

ARTICLE III - CAPITAL CONTRIBUTIONS

3.1           Capital Contributions. The Members shall contribute capital to the Company, as follows:

3.1.1        Initial Capital Contributions. The Members shall contribute, or agree to contribute, to the Company the property and/or funds as provided on Exhibit A upon the effective date set forth in the Plan of Reorganization.

3.1.2        Additional Capital Contributions. The Members are not required to make any additional Capital Contributions to the Company. However, the Members may make additional Capital Contributions to the Company at any time upon the Approval of the Board of Directors. To the extent that a Member makes additional Capital Contributions to the Company pursuant to this Section 3.1.2, the Company shall revise Exhibit A of this Agreement. The provisions of this Agreement, including this Section 3.1.2, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members shall not have any duty or obligation to any creditor of the Company to make any additional Capital Contributions to the Company.

3.2           Withdrawal of Capital. Except for distributions under Article VIII no Member may, without the Approval of the Board of Directors, withdraw any capital.

3.3           Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Section 1.704-1(b)(2)(iv) of the Regulations and any successor provision. If a Member transfers all or a part of such Member's Economic Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Economic Interest shall carry over to the new owner of such Economic Interest pursuant to Regulation Section 1.704-l(b)(2)(iv)(l).

3.4           No Interest. No Member shall be entitled to receive any interest on such Member's Capital Contributions.

3.5           LLC Units. The Membership Interest of each of the Members in the Company shall consist of a number of "LLC Units." Except as expressly set forth in this Agreement, each LLC Unit shall include (i) the right to cast one vote on all issues that are submitted to a vote of the Members, (ii) the right to share in the Net Fronts, Net Losses and/or similar items of the Company, to receive distributions from the Company pursuant to Article VIII and to receive such other distributions as may be appropriate pursuant to Article XI in light of the Capital Account associated with such LLC Units, and (iii) the right to demand information concerning the business and affairs of the Company, as provided in this Agreement and under the Act.

The number of LLC Units to be held initially by each Member as of the date hereof is set forth on Exhibit C. The Company shall update Exhibit C from time to time to reflect the issuance of additional LLC Units to Members and to new Members admitted pursuant to Section 4.2, and the transfer of LLC Units pursuant to Article VI. The Company shall not issue fractional LLC Units. The Company shall have the authority to round the number of LLC Units to which any Member is entitled to the nearest whole LLC Unit and to make adjustments (not exceeding one LLC Unit in each case) in the number of LLC Units to the extent necessary to avoid over issuance or under issuance of the total number of LLC Units involved in any one transaction.

ARTICLE IV - MEMBERS

4.1           Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort, or otherwise.

4.2           Admission of Additional Members. The Board of Directors may admit to the Company additional Members, who shall obtain Membership Interests and participate in the management, allocations, and distributions of the Company on such terms as are Approved by the Board of Directors. Unless otherwise Approved by the Board of Directors, any such issuance of new Membership Interests by the Company shall dilute the Percentage Interest of all Members pro rata in accordance with their Percentage Interests. Notwithstanding the foregoing, (i) no Person shall become an additional Member until such Person has made such Person's required Capital Contribution, if any, and has executed such instruments as the Board of Directors may request, which may include an instrument pursuant to which such Person agrees to be bound by the terms of this Agreement, and (ii) substitute Members may he admitted only in accordance with the provisions of Article VI,

4.3           Members are Not Agents. Pursuant to Article V and the Articles, the management of the Company is vested in the Board of Directors. No Member, acting solely in the capacity as a Member, is an agent of the Company and no Member, acting solely in the capacity as a Member, is authorized to bind or execute any instrument on behalf of the Company or render the Company liable for any purpose.

4.4           Transactions with the Company. A Member or an Affiliate may lend money to and transact other business with the Company only in accordance with this Agreement or with the prior approval of the disinterested members of the Board of Directors after full disclosure of the involvement of the Member or the Affiliate. Subject to Applicable Law, such Member or Affiliate has the same rights and obligations with respect thereto as a Person who is not a Member or an Affiliate.

4.5           No Withdrawal. Except as required by Applicable Law, no Member may resign or withdraw from the Company without the Approval of the Board of Directors.

4.6           Certain Matters Reserved to the Members. No Member, acting solely in the capacity as a Member, shall have the right to take part in the management of the Company or transact any business on its behalf. Notwithstanding the foregoing, the Members shall have the right to vote upon the following matters:

(a) Admission of any successor Director,
(b) Amendment of the Articles;
(c) Dissolution of the Company as provided in subdivision (b) of Section 17350 of the Corporations Code;
(d) Merger of the Company as provided in Section 17551 of the Corporations Code; and
(e) Sale of all or substantially all of the assets of the Company.

4.7           Meetings and Voting.

4.7.1           Meetings of Members. The annual meeting of the Members shall be held on the first Business Day in November of each year at the hour of 10:00 a.m. Pacific Standard Time, at such place within the State of California as the Board of Directors may fix from time to time, for the purposes of electing directors and transacting such other business as properly may come before the meeting. If the day fixed for the annual meeting is a legal holiday, that meeting shall be held on the next succeeding Business Day. A different time for holding the annual meeting of the Members may be fixed from time to time by the Board of Directors. Special meetings may be called by the Board of Directors or by a Member or Members who in the aggregate hold Percentage Interests equal to or greater than ten percent (10%). Special meetings may be held at such date, time, and place within the State of California as the Board may fix.

4.7.2           Notice of Meetings.

(a) Written or printed notice stating the place, date, and hour of the meeting of the Members, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each Member entitled to vote at the meeting not less than 10 days nor more than 60 days before the date of the meeting. Each such notice shall be given either personally or by mail, by or at the direction of the Board of Directors in the case of the annual meeting, and by or at the direction of the Board or the person or persons calling the meeting in the case of a special meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Member at its address as it appears on the records of the Company, with postage thereon prepaid. If delivered (rather than mailed) to that address, notice shall be deemed to be given when so delivered.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting.

4.7.3        Waiver of Notice. A waiver of notice of a meeting of the Members, in writing and signed by a Member entitled to notice, whether signed before, at, or after the time of the meeting as stated therein, shall be deemed to be equivalent to giving notice. Attendance of a Member in person or by proxy at a meeting of the Members constitutes a waiver of notice of the meeting, except when the Member or its proxy objects (i) at the beginning of the meeting to the transaction of any business at the meeting; or (ii) when a matter is presented that is not within the purpose or purposes described in the meeting notice, to considering that matter.

4.7.4        Quorum and Vote Required for Action. Members present in person or by proxy whose aggregate Percentage Interests exceed one-half of the aggregate Percentage Interests of all Members entitled to vote at a meeting of the Members shall constitute a quorum at that meeting. If a quorum is present at a meeting, the act of Members present whose aggregate Percentage Interests constitute a majority of the aggregate Percentage Interests of all Members present at that meeting shall be the act of the Members, unless a different number of votes is required by Applicable Law or this Agreement. If a quorum is not present at a meeting, then Members present whose aggregate Percentage Interests constitute a majority of the aggregate Percentage Interests of all Members present at that meeting may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting.

4.7.5        Proxies. Every Member entitled to vote at a meeting may authorize another person or persons to act by proxy with respect to his or her Membership Interest. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the Member executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the Member who executed the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the Member unless, before the vote is counted, written notice of such death or incapacity is received by the Company. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 703(e) and 705(f) of the Corporations Code.

4.7.6        Action Without Meeting. Unless otherwise provided in this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. Actions taken under this Section 4.7.6 shall be effective at the time specified in the consent, or if not so specified, when the consent is signed by Members having the required Percentage Interest. After having been signed, each consent shall be delivered to the Company for filing with the Company records.

ARTICLE V - MANAGEMENT AND CONTROL OF THE COMPANY

5.1           Management of the Company by Managers. Subject to the provisions of the Articles, this Agreement, and the Act:

(a) All the business, property, and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Board of Directors, the members of which shall constitute the managers of the Company for purposes of the Act; and

(b) No Director acting alone in his capacity as a director or manager shall be an agent of the Company, and no Director acting alone in his capacity as a director or manager is authorized to bind or execute any instrument on behalf of the Company or render the Company liable for any purpose.

5.2           Board of Directors.

5.2.1        Authority. The Board of Directors shall, subject to the limitations set forth below, have the authority to exercise all such powers of the Company and do all such lawful acts and things as may be done by the managers of a limited liability company under the Act and as are not by statute, by the Articles, or by this Agreement directed or required to be exercised or done by or with the consent of the Members.

5.2.2        Number. The number of Directors shall initially be, and shall remain at not less than, seven (7), which number may be changed from time to time by a two-thirds vote of the Board of Directors.

5.2.3        Appointment of Initial Directors. By entering into this Agreement, the Members hereby elect the individuals set forth on Exhibit B as the initial Directors of the Company. The Company shall revise Exhibit B from time to time to reflect changes in the composition of the Board of Directors.

5.2.4        Term. Unless a Director resigns or is removed by the affirmative vote of Members who in the aggregate hold a majority of the Percentage Interests at a meeting called expressly for that purpose, such Director shall serve in such capacity for the coming year and shall serve until his or her successor is duly elected at the next annual meeting of Members.

5.2.5        Compensation. Until changed by a two-thirds vote of the Board of Directors, the Company shall compensate Directors in the amount of $___ per meeting for attending meetings of the Board of Directors. Except as specified in this Agreement or upon the Approval of the Board of Directors, no Director is entitled to any additional compensation for serving as a Director; provided, however, that the Company shall reimburse Directors for actual reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. The Company shall obtain directors' and officers' insurance for its Directors and officers.

5.2.6        Duty of Care. Each Director's duty of care in the discharge of his duties to the Company and the Members is limited to discharging his duties pursuant to this Agreement in good faith, with the care a corporate director of like position would exercise under similar circumstances, in the manner he reasonably believes to be in the best interests of the Company. In discharging his duties, no Director shall be liable to the Company or to any Member for any mistake or error in judgment or for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement or approved by the Members.

5.3           Meetings of, and Voting by, the Board of Directors.

5.3.1        Meetings. Meetings of the Board of Directors may be called by any Director of the Company. Ail meetings shall be held upon seven (7) days notice by mail or twenty-four (24) hours notice delivered personally or by telephone, telegraph or facsimile. Meetings of the Board of Directors may be held at any place within the State of California that has been designated in the notice of the meeting or at such place as may be Approved by the Board of Directors. A notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of proceedings of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Directors who are not present at the time of the adjournment.

5.3.2        Quorum and Vote Required for Action. A majority of the authorized number of Directors constitutes a quorum of the Board of Directors for the transaction of business, and subject to the provisions of Section 4.4.
Section 5.2.2, Section 5.2.5, and Section 9.6(a), every act or decision done or made with the approval of at least a majority of the number of Directors present at a meeting duly held at which a quorum is present, is the act of the Board of Directors.

5.3.3        Action Without Meeting. Unless otherwise restricted by the Articles or this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if such action is consented to in writing by the number of Directors sufficient to approve such action at a meeting at which all Directors are present, the Company provides notice of such action to all other Directors, and such written consent is filed with the minutes of proceedings of the Board of Directors.

5.3.4        Attendance by Conference Telephone. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or teleconference, or any similar means of communications through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

5.4           Officers.

5.4.1        Appointment. The Board of Directors may appoint officers of the Company at any time and from time to time, including, without limitation, a Chairman, Chief Operations Officer, Chief Information Officer, and Chief Officer of Human Resources. The officers shall serve at the pleasure of the Board of Directors, which may remove an officer with or without cause, subject to the rights, if any, of an officer under any contract of employment. An officer may resign at anytime, subject to the rights, if any, of the Company under any contract of employment, and in such event the Board of Directors may appoint a successor. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors as permitted or authorized in this Agreement.

5.4.2        Authority. Subject to the provisions of the Articles, this Agreement, and the Act (including, without limitation, the provisions of Section 5.4.3 and those provisions relating to actions or decisions required to be taken or made by, or with the approval of, the Board of Directors or the Members), the officers are authorized as follows:

(a) The officers shall have the powers expressly delegated to them by the Board of Directors and, subject to any restrictions imposed by the Board of Directors, shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company; and

(b) Any officer, acting alone, shall have the authority to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. Any officer, acting alone, shall have the authority to sign any check, draft, or instrument obligating the Company to pay money in an amount less than $2,500, while any two individuals who are officers, acting together, shall have the authority to sign any check, draft, or instrument obligating the Company to pay money in an amount less than $25,000. Any two of the Chief Operations Officer, the Chief Officer of Human Resources or the Chief Information Officer, acting together, shall have the authority to sign any other obligation, contract, agreement, certificate, or other document on behalf of the Company.

5.4.3        Limitations on Authority. Notwithstanding anything to the contrary expressed or implied in this Agreement, unless Approved by the Board of Directors, no officer shall:

(a) Cause the Company to borrow, enter into credit agreements, or incur other Indebtedness (other than ordinary course trade debt);

(b) Mortgage, pledge, or otherwise encumber the assets of the Company;

(c) Make any material change in the nature of the Company's business;

(d) Cease the Company's operations at any given location, or initiate operations at a new location;

(e) Sell, exchange, or otherwise dispose of any Substantial Assets of the Company outside of the ordinary course of business;

(f) Cause the Company to engage in any dissolution, liquidation, merger, consolidation, or reorganization;

(g) Declare, pay, make or cause to be paid or made any distributions or dividends to any Member,

(h) Take any act that would make it impossible to carry on the ordinary business activities of the Company;

(i) Cause the Company to make a loan in excess of $25,000 to, or guarantee a debt in excess of $25,000 of, any Person;

(j) Cause the Company to enter into any contract, agreement or arrangement providing for payments by the Company in excess of $50,000 other than in connection with ordinary course trade debt, which shall include the purchase of debt portfolios;

(k) Compromise (i) an obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act, or (ii) an obligation of an officer under this Agreement or otherwise, whether in his capacity as officer, Member, or otherwise;

(1) Cause the Company to take any action to initiate a Bankruptcy of the Company;

(m) Cause the Company to confess any judgment;

(n) Cause the Company to issue any new Membership Interests, or to alter the relative rights of existing Membership Interests; or

(o) Amend the Company's Articles or other governing documents.

5.4.4        Compensation. No officer is entitled to compensation for providing management or other services to the Company, except as Approved by the Board of Directors or as provided in any employment contract between such person and the Company.

5.4.5        Authority to Grant LLC Units to Officers. Except as otherwise provided in this Section 5.4.5, the Board of Directors is authorized and empowered to grant to an officer, as part of such officer's compensation package with the Company, LLC Units upon such terms and conditions as are determined by the Board of Directors in its sole and absolute discretion. The LLC Units obtained by officers pursuant to this Section 5.4.5 shall include all of the rights set forth in Section 3.5 above, including, without limitation, the right to share in the Net Profits, Net Losses and/or similar items of the Company, with the exception that such LLC Units shall not include the right to share in the capital of the Company unless the holder of such LLC Units makes a Capital Contribution, and then such LLC Units shall include the right to share in the capital of the Company only to the extent of such holder's Capital Contribution. In no event shall the aggregate amount of LLC Units granted to officers pursuant to this Section 5.4.5 exceed ten percent (10%) of the outstanding LLC Units of the Company. Any officer who acquires a Membership Interest pursuant to a grant under this Section 5.4.5 shall be admitted to the Company as a Member pursuant to the provisions of Section 4.2 above.

5.5           Limited Liability. No officer, Director or Member shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort, or otherwise, solely by reason of participating in the management of the Company or being a Member, Director or an officer of the Company or both.

5.6           Devotion of Time. No Member or Director is obligated to devote all of his time or business efforts to the affairs of the Company, but shall devote such time, effort, and skill as he or she deems appropriate for the operation of the Company.

5.7           Competing Activities. Except as otherwise expressly provided herein or in an employment agreement, any Member or Director may engage or invest in, independently or with others, any business activity of any type or description, including, without limitation, those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. No Member or Director shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. Any Member or Director shall have the right to hold any investment opportunity or prospective economic advantage for such Member's or Director's own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Members and Directors might own or manage other businesses, including businesses that may compete with the Company for the time of the Member or Director. Each Member hereby waives any and all rights and claims that he may otherwise have against the other Members or Directors as a result of any such permitted activities.

ARTICLE VI - TRANSFER AND ASSIGNMENT OF INTERESTS

6.1           Transfer of Interests. No Member shall be entitled to Transfer all or any part of its Membership Interest except with the prior Approval of the Board of Directors, which approval may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the Board of Directors may determine in its sole discretion; provided, however, that a Member may assign, without the Approval of the Board of Directors (but subject to the satisfaction of the requirements set forth in Section 6.2), all or any of such Member's Membership Interest to such Member's Affiliates, Family Members, partners, shareholders, or members of the transferring Member or entities controlled by one of the foregoing. Notwithstanding anything in this Agreement to the contrary, no Transfer of a Membership Interest in the Company shall be made if such Transfer or the transferee's ownership of such Membership Interest in the Company, as the case may be, would:

(a) result by itself, or in combination with any other previous Transfers, in the termination of the Company as a partnership for federal income tax purposes;

(b) result in the violation of the Securities Act of 1933, as amended, or any other applicable federal or state laws;

(c) constitute a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any Indebtedness or payment under, any contract, agreement, note, mortgage, loan agreement, instrument, or document to which the Company is a party; or

(d) be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the state (excluding trusts for the benefit of minors).

6.2           Effect of a Permitted Transfer of Membership Interest.

6.2.1        Substitution of Members. A transferee of a Membership Interest shall become a substitute Member only after each and all of the following conditions are satisfied:

(a) a duly executed and acknowledged instrument of assignment that is reasonably satisfactory in form and substance to the Board of Directors is filed with the Company setting forth the intention of the transferor to Transfer its interest in the Company;

(b) the transferor and transferee execute and acknowledge such other instruments as the Board of Directors may request, which may include an instrument pursuant to which the transferee agrees to be bound by the terms of this Agreement; and

(c) the assignee pays to the Company the reasonable costs and expenses of the Company incurred in connection with such assignment.  The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

6.2.2        Effective Date of Permitted Transfer. The Transfer of all or any portion of a Membership Interest shall be effective as of the date upon which the requirements of Sections 6.1 and 6.2.1 have been satisfied. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

6.3           Transfer of Economic Interest. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, or if a Member that is corporation, trust, or other entity dissolves or terminates, such Member's executor, administrator, guardian, conservator, or other legal representative in the event the Member is an individual, and such Member's legal representative or successor in the event the Member is a corporation, trust, or other entity, shall have only the rights of an Economic Interest Owner, which entitles the holder to share in the income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, the Company, but does not provide any other rights of a Member, including, without limitation, the right to vote or to participate in management, or, except as provided in the Act, any right to information concerning the business and affairs of the Company. An Economic Interest Owner shall have no right to become a substitute Member without the approval that is otherwise required pursuant to this Agreement.

6.4           Effect of Non-Compliance. An attempted Transfer that is in violation of this Article VI shall be null and void ab initio.

6.5           Transfers Pursuant to the Plan of Reorganization. Each Member intends to transfer its entire Membership Interest in the Company to its partners promptly after the effective date set forth in the Plan of Reorganization. Notwithstanding anything to the contrary contained in this Agreement, each Member may transfer its entire Membership Interest in the Company to its partners without the Approval of the Board of Directors and without complying with the requirements of Section 6.2, provided that such transfers are effectuated pursuant to the Plan of Reorganization. After the completion of such transfers, the Capital Contribution and Percentage Interest of, and number of LLC units owned by, each Member shall be as set forth in Exhibit C-1 attached hereto.

ARTICLE VTI - ALLOCATIONS OF NET PROFITS AND NET LOSSES

7.1           Allocation of Net Profits. For each fiscal year, the Net Profits of the Company shall be allocated as follows:

(a) First, to the Members to the extent of, and in proportion to, the amount by which the aggregate Net Losses allocated to the Members pursuant to Section 7.2(b) exceeds the aggregate Net Profits previously allocated to the Members pursuant to this Section 7.1(a);

(b) Second, to the Members to the extent of, and in proportion to, the amount of their respective Effective Date Unreturned Capital until the aggregate amount of Net Profits allocated to each Member under this Section 7.1(b) for all fiscal years equals the Effective Date Unreturned Capital for such Member; and

(c) Thereafter, to the Members in proportion to their respective Percentage Interests.

7.2           Allocation of Net Losses. For each fiscal year, the Net Losses of the Company shall be allocated as follows:

(a) First, to the Members to the extent of, and in proportion to, the amount by which the aggregate Net Profits allocated to the Members pursuant to Section 7.1(c) exceed the aggregate Net Losses previously allocated to the Members pursuant to this Section 7.2(a); and

(b) Thereafter, to the Members in proportion to their respective Percentage Interests.

7.3           Special Allocations. Notwithstanding the foregoing provisions of this Article VII:

7.3.1           Regulatory Allocations.

(a) If there is a net decrease in (1) Company Minimum Gain or (2) Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulation Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable. It is intended that this Section 7.3.1 (a) qualify and be construed as a "minimum gain chargeback" and a "chargeback of partner nonrecourse debt minimum gain" within the meaning of the Regulations, which shall be controlling in the event of a conflict between such regulations and this Section 7.3.1 (a).

(b) Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in accordance with their Percentage Interests. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members) who bears the economic risk of loss (within the meaning of Regulation 1.704-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulation Section 1.704-2(1).

(c) If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulation Section 1.704-l(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible. It is intended that this Section 7.3.1 (c) qualify and be construed as a "qualified income offset" within the meaning of Regulation Section 1.704- l(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulation and this Section 7.3.l(c).

(d) If, and only to the extent, any allocation of Net Losses would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Losses shall be reallocated among the other Members in accordance with their relative Percentage Interests.

(e) The allocations set forth in Sections 7.3.1 (a), (b), (c), and (d) (the "Special Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulation Sections 1.704-1 (b) and 1.704-2. Notwithstanding the provisions of Section 7.1 or Section 7.2, the Special Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Special Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Special Regulatory Allocations had not occurred.

(f) For any fiscal year during which any part of a Membership Interest is transferred by a Member (or by a successor in interest to a Member), the portion of the Net Profits and Net Losses of the Company that is allocable in respect of such transferred interest shall be apportioned between the assignor and the assignee of such interest under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Company.

(g) For purposes of determining a Member's proportional share of the Company's "excess nonrecourse liabilities" within the meaning of Regulation Section 1.752-3(a)(3), each Member's interest in the Company's profits shall be such Member's Percentage Interest.

7.3.2        Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Section l.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

7.3.3        Recourse Deductions. In the event any Member voluntarily agrees to make additional Capital Contributions or to become personally liable for Company Indebtedness, allocations of losses to that Member may be made which result in a deficit in its Capital Account and which will not be subject to the qualified income offset provisions under Section 7.3. l(c); provided, however, that no such allocation of losses shall be made to that Member unless a written agreement is made by which that Member agrees voluntarily to such loss allocation.

7.3.4        Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

7.3.5        Contributed Property. Notwithstanding any other provision of this Agreement, the Members shall cause depreciation and or cost recovery deductions and gain or loss attributable to property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder.

7.3.6        Recapture Income. The portion of each Member's distributive share of Net Profits that is characterized as ordinary income pursuant to Section 1245 or 1250 of the Code shall be proportionate to the amount of Net Profits or Net Losses that included the corresponding depreciation deductions that were allocated to such Member as compared with the amount of depreciation deductions allocated to all Members.

7.3.7        Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Profits or Net Losses, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Profits or Net Losses was realized shall be allocated to the Member, in the same proportion and consistent with the applicable provisions of this Article VII.

ARTICLE VIII - DISTRIBUTIONS

8.1           Distributions by the Company. Subject to Applicable Law and any limitations contained elsewhere in this Agreement, the Board of Directors may elect from time to time to make distributions, in cash or property, to the Members in the following order of priority:

(a) First, to the Members to the extent of, and in proportion to, their unreturned Capital Contributions; and

(b) Thereafter, to the Members in proportion to their respective Percentage Interests.

8.2           Form of Distribution. In the event of a distribution, no right is given to any Member to demand and receive property in any form other than money. The Board of Directors may determine, however, in its sole and absolute discretion, to make a distribution in kind of Company assets to the Members. Such assets shall be distributed in accordance with their fair market value at the time of the distribution (as determined by the Board of Directors, in its sole and absolute discretion, whose determination shall be final and binding on all parties in the absence of manifest error).

8.3           Distributees: Liability for Distributions. All distributions made pursuant to this Article VIII shall be made only to the Persons who, according to the books and records of the Company, hold the Membership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Director shall incur any liability for making distributions in accordance with this Article VIII.

8.4           Return of Distributions. Except for distributions made in violation of the Act or this Agreement, or as otherwise required or prohibited by Applicable Law, no Member shall be obligated to return any distribution to the Company or to pay the amount of any distribution for the account of the Company or to any creditor of the Company.

8.5           Right to Withhold. The Company may withhold from any distribution such amounts as are required to be withheld by the Applicable Laws of any taxing jurisdiction. Any amounts withheld shall be treated for all purposes of this Agreement (i) as a distribution of cash to be charged against current distributions to which such Member would otherwise have been entitled, or (ii) if current distributions are insufficient, as a demand loan to such Member in the amount of such insufficiency.

ARTICLE IX - INDEMNIFICATION AND INSURANCE

9.1           Indemnification of Members, Directors and Officers. The Company shall indemnify any Member, Director or officer of the Company who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including a Proceeding by or in the right of the Company) by reason of the fact that such Member, Director or officer is or was an agent of the Company against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by or levied against such Member, Director or officer in connection with such Proceeding if such Member, Director or officer acted in good faith and in a manner such Member, Director or officer reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe such Member's, Director's or officer's conduct was unlawful. The termination of any Proceeding, whether by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a Member, Director or officer did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that a Member, Director or officer had reasonable cause to believe that such Member's, Director's or officer's conduct was unlawful. To the fullest extent permitted by Applicable Law, a Member, Director or officer shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of California or other applicable jurisdictions, for indemnification pursuant to this Section 9.1, unless and until a court of competent jurisdiction, after all appeals, finally determines to the contrary, and the Company shall bear the burden of proof of establishing by clear and convincing evidence that such Member, Director or officer failed to meet such standards of conduct. In any event, the Member, Director or officer shall be entitled to indemnification from the Company to the fullest extent permitted by Applicable Law, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Members, Directors and officers allowable under such laws.

9.2           Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that a Member, Director or officer of the Company has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 9.1, or in defense of any claim, issue or matter therein, such Member, Director or officer shall be indemnified against Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by the laws of the State of California or other applicable jurisdictions, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Members, Directors and officers allowable under such laws.

9.3           Indemnification of Other Agents. The Company may, but shall not be obligated to, indemnify any Person (other than a Member, Director or officer of the Company ) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding {including any Proceeding by or in the right of the Company) by reason of the fact that such Person is or was an agent of the Company, against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by such Person in connection with such Proceeding under the same circumstances and to the same extent as is provided for or permitted in this Article IX with respect to a Member, Director or officer of the Company, or with respect to such circumstances and on such terms as are Approved by the Board of Directors.

9.4           Right to Indemnification Upon Application.

9.4.1        Timing. Any indemnification or advance under Section 9.1 shall be made promptly, and in no event later than sixty (60) days, after the Company's receipt of the written request of a Member, Director or officer of the Company therefor, unless, in the case of an indemnification, a determination shall have been made as provided in Section 9.1 that such Member, Director or officer has not met the relevant standard for indemnification set forth in that Section.

9.4.2        Enforcement. The right of a Person to indemnification or an advance of Expenses as provided by this Article IX shall be enforceable in any court of competent jurisdiction. The Company shall have the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate. Neither the failure by the Board of Directors, Members of the Company or its independent legal counsel to have made a determination that indemnification or an advance is proper in the circumstances, nor any actual determination by the Board of Directors, Members of the Company or its independent legal counsel that indemnification or an advance is not proper, shall be a defense to the action or create a presumption that the relevant standard of conduct has not been met. In any such action, the Person seeking indemnification or advancement of Expenses shall be entitled to recover from the Company any and all expenses of the types described in the definition of Expenses actually and reasonably incurred by such Person in such action, but only if such Person prevails therein. A Person's Expenses incurred in connection with any Proceeding concerning such Person's right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such Proceeding, unless a court of competent jurisdiction finally determines that each of the material assertions made by such Person in the Proceeding was not made in good faith or was frivolous.

9.5           Payment of Expenses in Advance. Expenses incurred by a Member, Director or officer of the Company in connection with a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Member, Director or officer to repay such amount if it shall ultimately be determined that such Member, Director or officer is not entitled to be indemnified by the Company as authorized in this Article IX.

9.6           Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

(a) To indemnify or advance funds to any Person with respect to a Proceeding initiated or brought voluntarily by such Person and not by way of defense, except as provided in Section 9.4.2 with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement, otherwise than as required under California law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if a determination is made that such indemnification or advancement is appropriate. The determination as to whether any such indemnification or advancement of Expenses is appropriate shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such Proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of such disinterested Directors so directs, by independent legal counsel in a written opinion;

(b) To indemnify or advance funds to any Person for any Expenses, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes resulting from the such Person's conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

(c) If a court of competent jurisdiction finally determines that any indemnification or advance of Expenses hereunder is unlawful.

9.7           Other Terms of Indemnification.

9.7.1        Partial Indemnification. If a Person is entitled under any provision of this Article IX to indemnification by the Company for a portion of Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes incurred by such Person in any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Person for the portion of such Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes to which such Person is entitled, except that no indemnification shall be given for Expenses in connection with a Proceeding brought by the Company if the Person is found liable on any portion of the claims in such Proceeding.

9.7.2        Indemnity Not Exclusive. The indemnification and advancement of Expenses provided by, or granted pursuant to, the provisions of this Article IX shall not be deemed exclusive of any rights to which any Person seeking indemnification or advancement of Expenses may be entitled under any agreement, Approval of the Board of Directors, or otherwise, both as to action in such Person's capacity as an agent of the Company and as to action in another capacity while serving as an agent.

9.7.3        Insurance. The Company shall have the power to purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article IX or the Act. In the event a Person shall receive payment from any insurance carrier or from the plaintiff in any action against such Person with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Company pursuant to this Article IX, such Person shall reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to such Person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to such Person hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, the Company shall be subrogated to such Person's rights against any insurance earner with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by such Person pursuant to the second sentence of this Section 9.7.3.

9.7.4        Heirs, Executors and Administrators. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an agent of the Company and shall inure to the benefit of such Person's heirs, executors and administrators.

ARTICLE X - ACCOUNTING, RECORDS, REPORTING BY MEMBERS

10.1         Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in California all of the following:

(a) A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions and Capital Account of each Member and Economic Interest Owner;

(b) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

(c) A copy of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(d) A copy of this Agreement and any and all amendments hereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(e) A copy of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(f) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

10.2         Access to Records. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Member to inspect and copy, at its own expense, during normal business hours any of the Company records described in Section 10.1.

10.3         Financial and Other information. The Company shall provide such financial and other information relating to the Company as a Member may reasonably request.

10.4         Filings. The Board of Directors shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at Company expense, shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

10.5         Bank Accounts. The Board of Directors shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

10.6         Tax Matters Member. The Members hereby appoint _________________to act as the "Tax Matters Partner" as that term is defined in Section 6231(a)(7) of the Code. The Tax Matters Partner is authorized, at the Company's expense, to represent the Company and the Members in connection with all examinations of the Company affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs connected therewith; provided, however, that (a) each Member shall have the option of having its officers and other representatives present at any meeting between tax authorities and the Tax Matters Partner and (b) the Tax Matters Partner may not enter into any settlement of any judicial or other proceeding with respect to the tax affairs of the Company.

ARTICLE XI - DISSOLUTION AND WINDING UP

11.1         Mutual Agreement. Upon the approval of a majority of the Percentage Interests of the Members, or upon the occurrence of an event of dissolution under Section 11.2, the Company shall be dissolved and the assets liquidated. The Company shall engage in no further business thereafter other than that necessary to wind up the business and distribute the assets. The maintenance of offices shall not be deemed a continuation of the business for purposes of this Section 11.1. The Members shall continue to divide Net Profits and Net Losses during the winding-up period in the same ratio as prior to dissolution.

11.2         Dissolution of the Company. The Company shall dissolve:

(a) Upon the happening of an event of dissolution specified in the Articles;

(b) Upon the entry of a decree of judicial dissolution;

(c) Upon the expiration of the term of the Company; or

(d) Upon the sale or other disposition of all of the assets of the Company.

11.3         Liquidation of Assets. Upon a dissolution and termination of the Company, the Board of Directors (or m case there is no Board of Directors, the Members) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consisted with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

(a) To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

(b) To the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 11.3; and

(c) To the Members in accordance with the provisions of Section 8.1.

The Members acknowledge that the provisions of this Section 11.3 may not comply with Code Section 704 and the Regulations promulgated thereunder. If upon liquidation, the provisions of this Section 11.3 do not comply with Code Section 704 and the Regulations promulgated thereunder, the Board of Directors is authorized and empowered to use its best efforts to allocate Net Profits and Net Losses and make distributions, in cash or property, to the Members in such a manner that does so comply with Code Section 704 and the Regulations promulgated thereunder while giving effect to the intent of these provisions, which is to provide for the allocation of Net Profits and distributions to the Members pro rata based on unreturned Capital Contributions until all Members have received back their respective Capital Contribution and thereafter to the Members in accordance with their respective Percentage Interests.

11.4         Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against any past or present Director or Member.

11.5         Liquidation of Member's Interest. In no event may a Member liquidate its interest in the Company without the prior Approval of the Board of Directors, which approval may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the Board of Directors may determine in its sole discretion.

11.6         Certificates of Dissolution and Cancellation. The Board of Directors or, if none, the Members shall file Certificates of Dissolution and Cancellation in the office of, and on a form prescribed by, the California Secretary of State.

ARTICLE XII - MISCELLANEOUS

12.1         Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

12.2         Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

12.3         Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

12.4         Notices. All notices under this Agreement shall be in writing and shall be given to the Member or Economic Interest Owner entitled thereto by the United States mail, posted to the address maintained by the Company for such person or at such other address as he or she may specify in writing. Notices given in accordance with this Section 12.4 shall be deemed received three days after deposit in the United States mail.

12.5         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflict of laws provisions.

12.6         Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

12.7         Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

12.8         Time. Time is of the essence with respect to this Agreement.

12.9         Additional Documents. Each Member, upon the request of the Board of Directors, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

12.10       Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

12.11       Jurisdiction. Any and all disputes arising out of, related to, or in connection with this Agreement shall be heard and determined before an appropriate federal or state court located in Orange County, California. In any action or proceeding arising out of, related to, or in connection with this Agreement, the Members consent to be subject to the exclusive jurisdiction and venue of the federal and state courts in Orange County, California. Each of the Members consents to the service of process in any action commenced hereunder by certified or registered mail, return receipt requested, or by any other method or service acceptable under federal law or the laws of the State of California.

12.12       Attorneys' Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses.

12.13       Partition. The Members agree that the assets of the Company are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that they may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

12.14       Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein. This Agreement may be amended only as provided in this Agreement.

12.15       Consistent Tax Reporting. All Members agree not to take any position on their income tax returns that are inconsistent with the position taken of the Company's tax returns and Form K-l's. The Members shall abide by any good faith decision and/or requests of the Company regarding consistent reporting of tax matters. In the event that any disagreement arises as a result of any tax position, the parties hereby agree to work in good faith to resolve any inconsistency or disagreement.

IN WITNESS WHEREOF, all of the Members of Performance Capital Management, LLC, a California limited liability company, have executed this Agreement, effective as of the date written above.

PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
a California limited partnership

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PERFORMANCE ASSET MANAGEMENT
FUND II, LTD., a California limited
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PERFORMANCE ASSET MANAGEMENT
FUND III, LTD., a California limited
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PERFORMANCE ASSET MANAGEMENT
FUND IV, LTD., a California limited
partnership

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PERFORMANCE ASSET MANAGEMENT
FUND V, LTD., a California limited
partnership

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